Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated November 16, 2015 (the “Agreement”) is entered into by and among Match Group, Inc. (the “Company”), a Delaware corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”), Goldman, Sachs & Co. (“Goldman”), BNP Paribas Securities Corp. (“BNPP”), BMO Capital Markets Corp. (“BMO”), Deutsche Bank Securities Inc. (“DB”), PNC Capital Markets LLC (“PNC”), Fifth Third Securities, Inc. (“Fifth Third”) and SG Americas Securities, LLC (“SG” and, together with Merrill Lynch, J.P. Morgan, Goldman, BNPP, BMO, DB, PNC, Fifth Third, the “Dealer Managers”).

The Company and the Dealer Managers are parties to the Dealer Manager Agreement (the “Dealer Manager Agreement”) dated October 16, 2015, which provides for the offer to exchange any and all outstanding 4.75% Senior Notes due 2022 Issued by IAC/InterActiveCorp for 6.75% Senior Notes due 2022 Issued by Match Group, Inc. (the “Securities”).

The Securities will be issued by the Company pursuant to the Indenture, dated as of the date hereof, and as the same may be amended from time to time in accordance with the terms thereof (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (“Trustee”).

As an inducement to the Dealer Managers to enter into the Dealer Manager Agreement, the Company has agreed to provide to the Dealer Managers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Dealer Manager Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2(d).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Dealer Managers” shall have the meaning set forth in the preamble.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in interest rate for failure to comply with this Agreement) and to be offered to Holders of Registrable Securities in exchange for Securities pursuant to the Exchange Offer.

“First Supplement to Offering Memorandum and Consent Solicitation Statement” means that first supplement to offering memorandum and consent solicitation statement, dated October 27, 2015.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean each of the registered holders of IAC Notes exchanging their IAC Notes on the Settlement Date and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Section 4 and Section 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“IAC Indenture” means that indenture dated December 21, 2012 among IAC/InterActiveCorp, the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

“IAC Notes” means the $500.0 million aggregate principal amount of 4.75% senior notes due 2022 of IAC/InterActiveCorp issued pursuant to the IAC Indenture.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Merrill Lynch” shall have the meaning set forth in the preamble.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Offering Memorandum” means the confidential offering memorandum and consent solicitiation statement, dated as of October 16, 2015, relating to the Company’s offer to exchange the Securities for any and all outstanding IAC Notes, as supplemented by the First Supplement to Offering Memorandum and Consent Solicitation Statement.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) if, when the Exchange Offer is consummated, on or after the Exchange Date with respect to Holders that are eligible to participate in the Exchange Offer but fail to tender such Securities in the Exchange Offer or (iv) on November 16, 2017.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(ii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request or (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period; provided that the suspension of a Registration Statement pursuant to notices provided by the Company in accordance with Section 3(d) hereof shall not constitute or trigger a Registration Default.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be a nationally recognized law firm experienced in securities law matters and which shall be selected by the Majority Holders and which counsel may also be counsel for the Dealer Managers) and (viii) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters or the Holders (other than fees and expenses set forth in clauses (ii) or (vii) above) and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Settlement Date” means November 16, 2015.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement to the extent such Shelf Registration Statement is not an automatic Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.  For the avoidance of doubt, “Shelf Registration Statement” shall include any previously filed registration statement of the Company that is amended or supplemented to satisfy the foregoing.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean 360 days after November 16, 2015 (or if such date is not a Business Date, the next succeeding Business Day).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.                                      Registration Under the Securities Act.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii)

have such Registration Statement become and remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company shall commence the Exchange Offer by mailing or delivering the related Prospectus and other accompanying documents, if any, in compliance with the applicable procedures of the depositary holding the Securities stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date the Exchange Offer is commenced) (the “Exchange Dates”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) delivering to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus

(or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company shall:

(i)                                     accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)                                  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)                                 In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) after the filing of the Exchange Offer Registration Statement with the SEC, upon receipt of a written request (a “Shelf Request”) from any Dealer Manager or Holder representing that it holds Registrable Securities that is prohibited by applicable law or SEC policy from participating in the Exchange Offer to be exchanged in the Exchange Offer, the Company shall use commercially reasonable efforts to cause to be filed as soon as practicable after such determination date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (ii) of the preceding sentence, the Company shall use commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by Participating Holders after completion of the Exchange Offer.

The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (x) the second anniversary of the date hereof and (y) the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”).  The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested in writing pursuant to the notice provision hereof by a Holder of Registrable Securities with respect to information relating to such Holder prior to the end of the Shelf Effectiveness Period, and to use commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.  The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)                                  The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)                                 An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or otherwise becomes effective pursuant to SEC rules.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act or otherwise becomes effective pursuant to SEC rules.

If a Registration Default occurs, the interest rate on the applicable Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following the day such Registration Default occurred and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum (collectively, the “Additional Interest”).  A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable.  Notwithstanding the foregoing, (i) the Company shall not be required to pay additional interest in excess of the amount described above because more than one Registration Default has occurred and is pending and (ii) a Holder of Registrable Securities who is not entitled to the benefits of a Shelf Registration Statement shall not be entitled to additional interest with respect to a Registration Default that pertains to a Registration Default relating to such Shelf Registration Statement.

(e)                                  Any amounts paid pursuant to Section 2(d) above shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first date an interest payment is made pursuant to the Indenture following the date of such Registration Default.

(f)                                   Without limiting the remedies available to the Dealer Managers and the Holders, the Company acknowledges that any failure by the Company to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Dealer Managers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Dealer Managers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

(g)                                  The Company represents, warrants and covenants that they (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

3.                                      Registration Procedures.  (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall in accordance with the terms of this Agreement:

(i)                                     prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)                                  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective (subject to the provisions of Section 3(d) hereof) for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)                               in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Dealer Managers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus or preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)                              use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any

Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)                                 notify counsel for the Dealer Managers (such counsel being the counsel on the date of the Agreement unless the Dealer Managers notify the Company in writing otherwise) and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing promptly (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information, in each case after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vi)                              use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide prompt notice to each Participating Holder of the withdrawal of any such order or such resolution;

(vii)                           in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless reasonably requested), in each case, if not available on EDGAR;

(viii)                        in the case of a Shelf Registration, unless the Registrable Securities are in book-entry or global certificate only form, cooperate (if applicable) with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

(ix)                              in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify (it being understood and agreed that no such notice or any notice under Section 3(a)(v)(5) shall include any material non-public information with respect to the relevant event) the Participating Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission; provided the Company shall not be required to take any action pursuant this Section 3(a)(ix) during any suspension period pursuant to Section 3(d) hereof;

(x)                                 in case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement (except for current reports filed on Form 8-K filed in the ordinary course of business), provide copies of such document to Merrill Lynch and its counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel to the extent that the Company has been provided with contact information for such counsel) and make such of the representatives of the Company as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object;

(xi)                              obtain a CUSIP number for all Exchange Securities or Registrable Securities in the case of a Shelf Registration, as the case may be, not later than the initial effective date of a Registration Statement;

(xii)                           cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; provide cooperation with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)                        in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement in each case, as is customary for similar “due diligence” examinations of underwritten offerings; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;

(xiv)                       in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xv)                          if reasonably requested by any Participating Holder covered by a Shelf Registration Statement pursuant to Section 2(b) hereof, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and

(xvi)                       in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other independent registered public accountant of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Participating Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; it being agreed that the representations and warranties, opinions of counsel and comfort letters delivered in connection with the initial offering of the Securities are customary.

(b)                                 In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing; provided that if a Holder fails to provide the requested information within 20 Business Days after receiving such request, the Company may exclude such Holder’s Registrable Securities from such Shelf Registration Statement.

(c)                                  Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v)(3), Section 3(a)(v)(4) or Section 3(a)(v)(5) hereof, such Person will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Person’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company, such Person will deliver to the Company all copies in its possession, other than permanent file copies then in such Person’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)                                 If the Company gives any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement pursuant to this Section 3(d), the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)                                  The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld.

4.                                      Participation of Broker-Dealers in Exchange Offer.  (a)  The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)                                 In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)                                  The Dealer Managers shall have no liability to the Company, or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.                                   Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Dealer Manager and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Dealer Manager or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Dealer Manager or information relating to any Holder furnished to the Company in writing through Merrill Lynch or any selling Holder, respectively, expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus used in violation of this Agreement or any Issuer Information.

(b)                                 Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Dealer Managers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Dealer Manager and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

(c)                               If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Dealer Manager, its affiliates, directors and officers and any control Persons of such Dealer Manager shall be designated in writing by Merrill Lynch, (y) for any other Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders (other than any Dealer Manager) and (z) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)                                   The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)                                  The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Managers or any Holder or any Person controlling any Dealer Manager or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.                                      General.

(a)                                 No Inconsistent Agreements.  The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier/facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Dealer Managers, the address set forth in the Dealer Manager Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied/faxed; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)                                 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Dealer Managers (solely in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)                                  Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)                                   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  This Agreement, and any claims, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)                                     Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MATCH GROUP, INC.

By:	/s/ Joanne Hawkins
Name: Joanne Hawkins
Title: Vice President and Assistant Secretary

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Confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Julie Efremoff
Name: Julie Efremoff
Title: Director

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J.P. MORGAN SECURITIES LLC

By:	/s/ Raj Kapacha
Name: Raj Kapacha
Title: Managing Director

[Match - Signature Page to Registration Rights Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
Name: Michael Hickey
Title: Managing Director

[Match - Signature Page to Registration Rights Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Jim Turner
Name: Jim Turner
Title: Managing Director, Head of Debt Capital Markets

[Match - Signature Page to Registration Rights Agreement]

BMO CAPITAL MARKETS CORP.

By:	/s/ Bryan J. Rolfe
Name: Bryan J. Rolfe
Title: Managing Director

[Match - Signature Page to Registration Rights Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nicholas Hoyer
Name: Nicholas Hoyer
Title: Managing Director

By:	/s/ Ralph Totoonchie
Name: Ralph Totoonchie
Title: Director

[Match - Signature Page to Registration Rights Agreement]

PNC CAPITAL MARKETS LLC

By:	/s/ Robert W. Thomas
Name: Robert W. Thomas
Title: Managing Director

[Match - Signature Page to Registration Rights Agreement]

FIFTH THIRD SECURITIES, INC.

By:	/s/ Maria T. Yamat
Name: Maria T. Yamat
Title: Managing Director

[Match - Signature Page to Registration Rights Agreement]

SG AMERICAS SECURITIES, LLC

By:	/s/ Arnaud Achour
Name: Arnaud Achour
Title: Managing Director

[Match - Signature Page to Registration Rights Agreement]